CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of

Oppenheimer Rochester Ohio Municipal Fund:

We consent to the use of our report dated May 16, 2012, with respect to the financial statements and financial highlights of Oppenheimer Rochester Ohio Municipal Fund, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                         /s/ KPMG LLP

                              KPMG LLP

Denver, Colorado

July 24, 2012